As filed with the Securities and Exchange Commission on March 3, 2005

Registration No. 333-118344

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Interwoven, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware	77-0523543
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

803 11TH Avenue
Sunnyvale, California 94089
(408) 774-2000
(Address, including zip code and telephone number, including area code, of the Registrant’s principal executive offices)

John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer
803 11th Avenue
Sunnyvale, California 94089
(408) 774-2000
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Horace L. Nash, Esq.
William L. Hughes, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500

Approximate date of commencement of proposed sale to the public

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

REMOVAL OF SHARES FROM REGISTRATION
SIGNATURES

REMOVAL OF SHARES FROM REGISTRATION

     The offering contemplated by this Registration Statement has terminated. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment, any securities included in the Registration Statement and remaining unsold at the termination of the offering.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 3rd day of March, 2005.

INTERWOVEN, INC.
By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr., Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

Principal Executive Officer:

Chairman of the Board of Directors
	* Martin W. Brauns	and Chief Executive Officer	March 3, 2005

Martin W. Brauns

Principal Financial and Accounting Officer:

Senior Vice President and Chief
	/s/ John E. Calonico, Jr.	Financial Officer	March 3, 2005

John E. Calonico, Jr.

Additional Directors:

	* Ronald E.F. Codd	Director	March 3, 2005

Ronald E.F. Codd

	* Bob L. Corey	Director	March 3, 2005

Bob L. Corey

	* Frank J. Fanzilli, Jr.	Director	March 3, 2005

Frank J. Fanzilli, Jr.

	* Thomas L. Thomas	Director	March 3, 2005

Thomas L. Thomas

	* Anthony Zingale	Director	March 3, 2005

Anthony Zingale

*By:	/s/ John E. Calonico, Jr.		March 3, 2005

John E. Calonico, Jr.

Attorney-in-fact

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